                                  EXHIBIT 99.5

                                   Prospectus

                            VALLEY FORGE CORPORATION

                   AMENDED AND RESTATED 1987 STOCK OPTION PLAN

                  This Prospectus relates to a total of 750,000 shares of the Common Stock of Valley Forge Corporation (the "Company") to be offered and sold pursuant to the Amended and Restated 1987 Stock Option Plan (the "Plan"), as well as to such indeterminate number of shares as may become available under the Plan pursuant to the adjustments provisions thereof.

                  --------------------------------------------


                  THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS DOCUMENT MAY NOT BE USED FOR RESALE OF THE SECURITIES ACQUIRED HEREUNDER. SEE "RESTRICTIONS ON RESALE."

                  --------------------------------------------


                  No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any distribution of the securities referred to in this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company or any other information contained herein since the date of this Prospectus.

                  THE DATE OF THIS PROSPECTUS IS JULY 1, 1996.

                                TABLE OF CONTENTS

                                                                                                               PAGE

Documents Incorporated by Reference and Available Information...................................................  3

Stock Option Plan

         Purpose  ..............................................................................................  4
         Administration.........................................................................................  4
         Eligibility............................................................................................  4
         Option Price and Exercisability........................................................................  4
         Adjustments............................................................................................  5
         Expiration, Termination and Transfer of Option.........................................................  5
         Termination and Amendment of Plan......................................................................  6
         Federal Income Tax Consequences........................................................................  6

Restrictions on Resale........................................................................................... 8

Future Information............................................................................................... 9

                     DOCUMENTS INCORPORATED BY REFERENCE AND
                              AVAILABLE INFORMATION

                  The following documents are incorporated herein by reference:

               a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               b. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in
(a) above.

               c. The description of the Common Stock of the Company is contained in the Company's Registration Statement on Form 8-A dated April 5, 1988, including any amendment or report filed for the purpose of updating such information.

               d. The Company's Registration Statement on Form S-8 (File No. 33-50250).

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Summary Plan Description and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

               Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein (not including the exhibits to such documents unless such exhibits are specifically incorporated by reference), and the Company's annual report to shareholders. Requests should be directed to Valley Forge Corporation, 100 Smith Ranch Road, Suite 326, San Rafael, California 94903, Attention: Monica J. Burke, or by calling (415) 492-1500.

                                STOCK OPTION PLAN

Purpose

        The purpose of the Plan is to enable the Company to attract, retain and motivate officers, directors, employees and independent contractors by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors, to attract such directors and further align their interests with those of the Company's shareholders by providing for or increasing their proprietary interests in the Company.

        The Plan authorizes the grant of options which qualify as "incentive stock options" ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options").

        The Plan is not qualified under Section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

        This summary of the Plan does not purport to be complete, and reference is made to the Plan and the form of stock option agreements for a full and complete statement of the terms and provisions thereof. Copies of such documents are available for review at the Company's principal office and will be furnished to any optionholder without charge upon a written or oral request directed to the Secretary of the Company at 100 Smith Ranch Road, Suite 326, San Rafael, California 94903, telephone number (415) 492-1500. Each optionholder should refer to his particular stock option agreement for its terms and conditions. All statements herein are qualified by the particular provisions of each optionholder's stock option agreement.

Administration

        The Plan is administered by a committee (the "Committee") of not less than two members of the Board of Directors, each of which is a "disinterested person" as defined in Rule 16b-3(c)(2)(i) promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee currently consists of Messrs. Bloom, Desloge and Dressel. The Committee has the full power and authority in its discretion to take any and all action required or permitted to be taken under the Plan, including the selection of participants to whom stock options may be granted, the determination of the number of shares which may be covered by each stock option, the exercise price and the other terms and conditions of the stock options.

Shares Subject to the Amended Plan and Outstanding Options

        The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan is 750,000 (subject to adjustment to prevent dilution). If any option granted under the Plan shall for any reason expire, be canceled or otherwise terminate without having been exercised in full, the shares not purchased under such option shall again become available under the Plan.

Eligibility

        Under the Plan, employees and employee directors are eligible to receive Incentive Stock Options and Nonqualified Stock Options, and non-employee directors and independent contractors are eligible to receive Nonqualified Stock Options. The Company may issue Incentive Stock Options under the Plan provided that the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all Incentive Stock Option plans of the Company and its subsidiaries) shall not exceed $100,000. Should it be determined that any Incentive Stock Options granted pursuant to the Plan exceed such maximum, such Incentive Stock Options shall be considered to be Nonqualified Stock Options and not to qualify for treatment as Incentive Stock Options under Section 422 of the Code to the extent, but only to the extent, of such excess.

Option Price and Exercisability

        The exercise price of each option granted under the Plan shall be determined by the Committee and shall not be less than 100% of the fair market value of the stock subject to the option on the date the option is granted; provided, however, that the purchase price of the stock subject to an Incentive Stock Option may not be less than 110% of such fair market value (without regard to any restriction other than a restriction which, by its terms, will never lapse) where the optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. The purchase price of stock acquired pursuant to an option granted under the Plan shall be paid in cash or check payable to the order of the Company at the time the option is exercised or, at the discretion of the Committee, in whole shares of stock of the Company owned by the optionee having a fair market value on the exercise date (determined by the Committee in accordance with any reasonable valuation method, including the valuation method described in Treasury Regulation Section 20.2031-2) equal to the option price for the shares being purchased, or according to a deferred payment arrangement equal to the aggregate to the option price for the shares being purchased. Payments in stock shall be made by delivery of stock certificates properly endorsed for transfer in negotiable form.

        Under the Plan, options shall be exercisable in such installments and upon such contingencies as the Committee shall determine. If other than the optionee, the person exercising an option granted under the Plan shall be required to furnish the Company appropriate documentation that such person has the full legal right and power to exercise the option on behalf of the optionee.

Adjustments

        If the outstanding shares of the capital stock of the Company are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted under the Plan prior to any such change likewise shall be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Any such adjustment shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

Expiration, Termination and Transfer of Options

        No option under the Plan may extend more than ten years from such date. Notwithstanding the foregoing, any Incentive Stock Option granted to an optionee who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its affiliates shall expire not later than five years from the date of grant. The date of grant of an option shall be the date on which the Committee takes final action approving the award of the option, notwithstanding the date the optionee accepts the option.

        Except in the event of termination of employment due to death, disability or termination for cause, options granted under the Plan will terminate three months after an employee or employee director ceases to be employed by or ceases to serve as a director, a non-employee director ceases to serve as a director or a consultant ceases to serve as a consultant unless the options by their terms were scheduled to terminate earlier. During that three month period after the employee or employee director ceases to be employed by or ceases to serve as a director, or the non-employee director or consultant ceases to serve as a director or consultant, such option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date of which the optionee ceased to be employed or ceased to serve as a director or consultant, as the case may be. If such termination was due to the optionee's permanent and total disability, or the optionee's death, the option, by it terms, may be exercisable for one year after such termination of employment or cessation of directorship or consulting agreement. If the employee or employee director's employment or the consultant's consulting agreement is terminated for cause, the option terminates immediately, unless the termination is waived by the Committee. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties, or conviction of illegal activity in connection therewith, conviction for a felony, or any conduct detrimental to the interests of the Company. If the employee director or non-employee director is removed from the Board of Directors for cause, the option terminates immediately on the date of such removal. Removal for cause shall include removal of a director who has been declared of unsound mind by an order of court or convicted of a felony. Any option by its terms may only be transferred by will or by the laws of descent and distribution upon the death of the optionee, shall not be transferable during the optionee's lifetime, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person. The Committee shall have the power to accelerate the time during which an option granted under the Plan may be exercised, notwithstanding the provisions in the option stating the time during which the option may be exercised.

Termination and Amendment of Plan

        The Plan and any option or portion thereof not exercised will terminate upon the occurrence of a terminating event, including, but not limited to, a liquidation, reorganization, merger, or consolidation of the Company with another corporation as a result of which the Company is not the surviving or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Triggering Event"). The Committee shall notify each optionee not less than thirty days prior thereto of the pendency of a Triggering Event. Upon delivery of such notice, any option outstanding shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan and subject to the consummation of the Triggering Event. The Board of Directors may also suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten years from its effective date, June 12, 1996 (the "Effective Date").

No options may be granted under the Plan while it is suspended or after it is terminated. Rights and obligations under any option granted pursuant to the Plan, while it is in effect, shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the stock option was granted.

Federal Income Tax Consequences

        The following discussion is only a summary of the principal federal income tax consequences of options granted under the Plan, and is based on existing federal law (including administrative regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences herein discussed.

        Generally under present law, when an option qualifies as an Incentive Stock Option: (i) an optionee will not realize taxable income either upon the grant or the exercise of the option; (ii) any gain or loss upon a qualifying disposition of the shares acquired upon exercise of the option will be treated as capital gain or loss; and (iii) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option or a qualifying disposition of the shares acquired upon exercise thereof. A disposition by an optionee of stock acquired upon exercise of an Incentive Stock Option will constitute a qualifying disposition if it occurs more than two years after the grant of the option and more than one year after the issuance of the shares to the optionee. The Company obtains no deduction in connection with the grant or exercise of an Incentive Stock Option or a qualifying disposition of the shares. If such stock is disposed of by the optionee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the optionee, in general, will recognize ordinary income equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the option price or (ii) the amount realized on the disqualifying disposition less the option price. Ordinary income from a disqualifying disposition will constitute compensation for which withholding may be required under federal and state law. Any gain in addition to the amount reportable as ordinary income from a "disqualifying disposition" generally will be capital gain.

        Upon the exercise of an Incentive Stock Option, the difference between the fair market value of stock on the date of exercise and the option price generally is treated as a "tax preference" item in the taxable year for alternative minimum tax purposes, as are a number of other items specified by the Code. Such tax preference items (with adjustments) form the basis for the alternative minimum tax (presently at a rate of 24% for individuals), which may apply depending on the amount of the computed "regular tax" of the employee for that year. Under certain circumstances the amount of alternative minimum tax is allowed as a carry forward credit against regular tax liability in subsequent years.

        In the case of Nonqualified Stock Options, no income generally is recognized by the optionee at the time of the grant of the option. The optionee generally will recognize ordinary income at the time the Nonqualified Stock Option is exercised equal to the aggregate fair market value of the shares acquired less the option price. However, if the shares received upon the exercise of a Nonqualified Stock Option are subject to certain restrictions, the taxable event is postponed until the restrictions lapse. For example, if a sale of the shares at a profit would subject an optionee to liability under Section 16(b) of the 1934 Act, the optionee generally will recognize taxable income on the date that the optionee is no longer subject to such liability in an amount equal to the fair market value of the shares on such date less the option price. Notwithstanding the foregoing, the optionee may make a special election with thirty days of receiving restricted shares to recognize taxable income as of the date of exercise. Ordinary income for a Nonqualified Stock Option will constitute compensation for which withholding may be required under federal and state law.

        Subject to special rules applicable when an optionee uses stock of the Company to exercise an option, shares acquired upon exercise of a Nonqualified Stock Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee generally will recognize capital gain or loss. Provided the shares are held by the optionee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss.

        The Company will generally be entitled to a deduction equal to the ordinary income (i.e., compensation) portion of the gain recognized by the optionee in the case of a "disqualifying disposition" of an Incentive Stock Option or in connection with the exercise of a Nonqualified Stock Option provided the Company complies with withholding requirements of federal and state law.

               THE FOREGOING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS NOT INTENDED TO BE AND DOES NOT CONSTITUTE A COMPLETE DESCRIPTION OF ALL POSSIBLE FEDERAL, OR ANY STATE OR LOCAL, TAX CONSEQUENCES OF THE GRANT OR EXERCISE OF STOCK OPTIONS OR THE SALE OR DISPOSITION OF THE UNDERLYING SECURITIES. ALSO, TAX CONSEQUENCES OF SUCH TRANSACTIONS MAY VARY DEPENDING ON THE PARTICULAR FACTS RELATING TO EACH OPTIONEE. ACCORDINGLY, EACH OPTIONEE IS URGED TO CONSULT SUCH OPTIONEE'S OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH OPTIONEE OF TRANSACTIONS IN CONNECTION WITH THE AMENDED PLAN.

                             RESTRICTIONS ON RESALE

               Restrictions on resale of Common Stock acquired pursuant to the Plan may be imposed by the terms of any award made under the Plan.

               Any person receiving shares of Common Stock under the Plan who is an "affiliate" of the Company may re-offer or resell such shares only pursuant to (i) a registration statement filed under the Securities Act, (ii) an appropriate exemption from the registration requirements of the Securities Act or (iii) Rule 144 promulgated under the Securities Act. The Company has no obligation to file a registration statement for such purpose. The term "affiliate" is defined as a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company. Any person who may be an "affiliate" of the Company should consult legal counsel before effecting a transfer of Common Stock.

               In general, under Rule 144 promulgated under the Securities Act, as currently in effect, an affiliate of the Company is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of the Company's Common Stock or

(ii) the average weekly trading volume of the Company's Common Stock in the public market during the four calendar weeks immediately preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and availability of current public information regarding the Company.

               Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and ten percent shareholders of the Company (an "insider") are generally liable to the Company for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The Plan is designed to comply with Rule 16b-3. An insider also is required to report to the Securities and Exchange Commission (the "SEC") his holdings and transactions in the Company's equity securities.

               The SEC has adopted regulations affecting the circumstances under which an insider may purchase or sell securities of an issuer in compliance with
Section 16 of the Exchange Act. These rules impose significant obligations upon insiders under the reporting and short swing liability provisions of Section 16. Since the compliance procedures are complex, an insider should pay close attention to these requirements. Any person who may be an insider of the Company for purposes of Section 16 should consult with legal counsel before effecting any transactions in connection with the Company's Common Stock or derivative securities (including awards under the Plan).

                               FUTURE INFORMATION

               Prospectuses covering the Plan will not be furnished annually to participants in the Plan except upon specific request. Instead, participants in the Plan will be provided with information concerning any material changes to the Plan itself or the information set forth in this Prospectus. However, a copy of this Prospectus with the most current updates will be provided to new participants in the Plan and, upon request, to any participant.

               In addition to the foregoing, the Company will transmit to each participant in the Plan, who does not otherwise receive such materials as a shareholder of the Company, a copy of all reports, proxy statements and other communications distributed to its shareholders generally at the time and in the manner such materials are distributed to shareholders.